Exhibit 10.64

FIRST AMENDMENT TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT (this “Amendment”) dated as of February 25, 2008, but effective as of December 31, 2007, is entered into by and between EAST GARRISON PARTNERS I, LLC, a California limited liability company (“Borrower”), and RFC CONSTRUCTION FUNDING, LLC, a Delaware limited liability company (“Lender”), as successor in interest to and assignee of RESIDENTIAL FUNDING COMPANY, LLC, a Delaware limited liability company (“RFC”).

RECITALS

A. Borrower and RFC (whose interest has been assigned to Lender) entered into that certain Loan Agreement dated as of January 30, 2007 (as amended, restated or otherwise modified from time to time, the “Loan Agreement”), pursuant to the terms of which RFC (whose interest has been assigned to Lender) made a revolving loan to Borrower (the “Loan”) in the maximum principal amount of Seventy-Five Million Dollars ($75,000,000) to finance the acquisition and development of that certain residential housing community commonly known as East Garrison.

B. Borrower has requested that Lender amend the Loan Agreement by modifying the financial covenants pertaining to William Lyon Homes, Inc., a California corporation (“Lyon Homes”), set forth in Section 5.5(b) of the Loan Agreement.

C. As a condition to granting Borrower’s requests, Lender has required, among other things, the execution and delivery of this Amendment by Borrower.

D. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given those terms in Loan Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing Recitals and the covenants and conditions, representations and warranties contained herein, the parties hereto agree as follows:

Section 1 Amendment to Loan Agreement

(a) The following definition is hereby added to Section 1.1 of the Loan Agreement:

“Subsidiary” means, with respect to any Person, (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

(b) Section 5.5(b) of the Loan Agreement is hereby amended in its entirety to read as follows:

(b) As to Lyon Homes:

(1) Tangible Net Worth. Lyon Homes and its Subsidiaries (including Borrower) will at all times maintain a Tangible Net Worth in an amount equal to or in excess of $175,000,000.

(2) Ratio of Total Liabilities to Tangible Net Worth. Lyon Homes and its Subsidiaries (including Borrower) will maintain a ratio of Total Liabilities (exclusive of consolidated liabilities of variable interest entities) to Tangible Net Worth of not more than (i) 5.00 to 1.00 at all times through and including December 31, 2008, and (ii) 3.50 to 1.00 at all times from and after January 1, 2009.

(c) Section 8.1(24) of the Loan Agreement is hereby amended in its entirety to read as follows:

(24) any two (2) or more of Thomas J. Mitchell, Douglas F. Bauer, Richard S. Robinson, Michael D. Grubbs or William H. Lyon shall cease to be employed by Lyon Homes or Borrower on a continuous and full time basis with power and responsibility to manage the material day to day operations of Lyon Homes, Borrower and their respective Subsidiaries.

Section 2 Conditions Precedent to Effectiveness of this Amendment

This Amendment shall become effective when Lender shall have received each of the following items in form and content acceptable to Lender:

(a) this Amendment, duly executed on behalf of Borrower and duly consented to by Guarantor;

(b) the First Amendment to and Reaffirmation of Completion Guaranty, duly executed on behalf of Guarantor (the “Guaranty Amendment”); and

(c) such other items as Lender shall require.

Section 3 Representations and Warranties of Borrower

Borrower represents, warrants and agrees that: (i) there exists no Potential Default or Event of Default under the Loan Documents; (ii) the Loan Documents continue to be the legal, valid and binding agreements and obligations of Borrower, enforceable in accordance with their terms, as modified herein; (iii) Lender is not in default under any of the Loan Documents; (iv) Borrower does not have any offset or defense to its performance or obligations under any of the Loan Documents; (v) the representations contained in the Loan Documents remain true and accurate in all respects; and (vi) there has been no Material Adverse Change from the date of any of the Loan Documents to the date of this Amendment.

Section 4 No Defenses

Borrower hereby agrees and stipulates that Borrower has no defenses, affirmative defenses, rights to offset, or counterclaims against the exercise of any of the rights or remedies of Lender under the Loan Documents or under applicable law.

Section 5 Release of Claims

In consideration of the foregoing, Borrower, on its own behalf and on behalf of its partners, subsidiaries, parent companies and Affiliates, hereby releases, remises, acquits and forever discharges Lender, RFC and their respective employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors, assigns, and Affiliates (all of the foregoing hereinafter called the “Released Parties”), from any and all actions, causes of action, judgments, executions, suits, cross-complaints, assertions, controversies, debts, claims, demands, liabilities, obligations, indebtedness, breaches of contract, breaches of duty, damages, losses, costs, and expenses of any and every character, known or unknown, suspected or unsuspected, liquidated or unliquidated, absolute or contingent, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the Effective Date, in any way directly or indirectly arising out of or in any way connected to this Amendment, the Loan, the Loan Documents, the transactions contemplated by the Loan Documents and/or the lending relationship between Borrower, Lender and/or RFC (all of the foregoing being hereinafter collectively referred to as the “Released Matters”).

Borrower acknowledges that it has consulted with counsel and with such other experts and advisors as it has deemed necessary in connection with the negotiation, execution and delivery of this Amendment, including without limitation the release contained herein and the provisions of California Civil Code Section 1542, as set forth below, and with the benefit of advice of such counsel, hereby waives the protection afforded by such statute:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing a release, which if known by him must have materially affected his settlement with the debtor.”

Borrower represents and warrants to Lender and RFC that it has not purported to transfer, assign, pledge or otherwise convey any of its right, title or interest or convey any right, title or interest of it in any Released Matter to any other person or entity and that the foregoing constitutes a full and complete release of all Released Matters.

Section 6 Effect on Documents

Except as expressly modified by this Amendment, the Loan Agreement shall otherwise be unchanged and shall remain in full force and effect and Borrower ratifies and reaffirms all of the obligations of Borrower thereunder. All references in other Loan Documents to (i) the Loan Agreement shall be deemed to refer to the Loan Agreement as amended by this Amendment, and (ii) the Guaranty shall be deemed to refer to the Guaranty as amended by the Guaranty Amendment.

Section 7 Execution in Counterparts

This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, Borrower and Lender have executed this Amendment as of the date first written above by and through their duly authorized representatives.

BORROWER:

EAST GARRISON PARTNERS I, LLC,

a California limited liability company

By:  Lyon East Garrison Company I, LLC,

        a California limited liability company,

        its co-managing member

By: William Lyon Homes, Inc.,

       a California corporation,

       its sole member

By: /s/ Michael D. Grubbs

Name: Michael D. Grubbs

Title: Senior Vice President

By: /s/ Richard S. Robinson

Name: Richard S. Robinson

Title: Senior Vice President

By: Woodman Development Company, LLC,

        a California limited liability company,

        its co-managing member

By: Woodman Development Company,

       Inc., a California corporation,

       its managing member

By: /s/ John K. Anderson

Name: John K. Anderson

Title: President

LENDER:

RFC CONSTRUCTION FUNDING, LLC,

a Delaware limited liability company

By: /s/ Peter Fischer

Name: Peter Fischer

Title: Assistant Vice President